                                                                   EXHIBIT 10.14


This Agreement between CHIGI REALTY CORP., 47 Wellington Place, Amityville, New York 11701 as Landlord and HI-TECH PHARMACAL CO., INC., 369 Bayview Avenue, Amityville, New York 11701 as Tenant

Witnesseth:  The Landlord hereby leases to the Tenant the following premises:

13 Edison Street East, Amityville, New York, a premises containing approximately 50,000 +/-square feet for the term of six and one half (6 and 1/2 years) to commence from the 1st day of August, 1996 and to the end on the 31st day of January, 2003 to be used and occupied only for manufacturing, storage and shipping of pharmaceutical products upon the conditions and covenants following:

1st. That the Tenant shall pay the annual rent of SEE PARAGRAPH 28 OF RIDER FOR ANNUAL BASE RENT, PAYABLE MONTHLY, ON THE FIRST OF EACH MONTH.

2nd. That the Tenant shall take good care of the premises and shall, at the Tenant's own cost and expense make all repairs of every and any kind, including structural and roof, and at the end or other expiration of the term, shall deliver up the demised premises in good order or condition, damages by the elements excepted.

3rd. That the Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Local Governments and of any and all their Departments and Bureaus applicable to said premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said premises during said term; and shall also promptly with and execute all rules, orders and regulations of the New York Board of Fire Underwriters, or any other similar body, at the Tenant's own cost and expense.

4th. That the Tenant, successors, heirs, executors or administrators shall not assign this agreement, or underlet or underlease the premises, or any part thereof, or make any alterations on the premises, without the Landlord's consent in writing; or occupy, or permit or suffer the same to be occupied for any business or purpose deemed disreputable or extra-hazardous on account of fire, under the penalty of damages and forfeiture, and in the event of a breach thereof, the term herein shall immediately cease and determine at the option of the Landlord as if it were the expiration of the original term. See (P) 39.

5th. Tenant must give Landlord prompt notice of fire, accident, damage or dangerous or defective condition. If the Premises can not be used because of fire or other casualty, Tenant is not required to pay rent for the time the Premises are unusable. If part of the Premises can not be used, Tenant must pay rent for the usable part. Landlord shall have the right to decide which part of the Premises is usable. Landlord need only repair the damaged structural parts of the Premises. Landlord is not required to repair or replace any equipment, fixtures, furnishings or decorations unless originally installed by Landlord. Landlord is not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under Landlord's control. See (P) 72.

      If the fire or other casualty is caused by an act or neglect of Tenant, Tenant's employees or invitees, or at the time of the fire or casualty Tenant is in default in any term of this Lease, then all repairs will be made at Tenant's expense and Tenant must pay the full rent with no adjustment. The cost of the repairs will be added rent.

      Landlord has the right to demolish or rebuild the Building if there is substantial damage by fire or other casualty. Landlord may cancel this Lease within 30 days after the substantial fire or casualty by giving Tenant notice of Landlord's intention to demolish or rebuild. The Lease will end 30 days after Landlord's cancellation notice to Tenant. Tenant must deliver the Premises to Landlord on or before the cancellation date in the notice and pay all rent due to the date of the fire or casualty. If the Lease is cancelled Landlord is not required to repair the Premises or Building. The cancellation does not release Tenant of liability in connection with the fire or casualty. This Section is intended to replace the terms of New York Real Property Law Section 227.

6th. The said Tenant agrees that the said Landlord and the Landlord's agents and other representatives shall have the right to enter into and upon said premises, or any part thereof, at all reasonable hours for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

7th. The Tenant also agrees to permit the Landlord or the Landlord's agents upon notice to the Tenant to show the premises to persons wishing to hire or purchase the same; and the Tenant further agrees that on and after the sixth month, next preceding the expiration of the term hereby granted, the Landlord or the Landlord's agents shall have the right to place notices on the front of said premises, or any part thereof, offering the premises "To Let" or "For Sale", and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

8th. That if the said premises, or any part thereof shall be deserted or become vacant during said term, or if any default be made in the payment of the said rent or any part thereof, or if any default be made in the performance of any of the covenants herein contained, the Landlord or representatives may re-enter the said premises by force, summary proceedings or otherwise, and remove all persons therefrom, without being liable to prosecution thereof, and the Tenant hereby expressly waives the service of any notice in writing of intention to re-enter, and the Tenant shall pay at the same time as the rent becomes payable under the terms hereof a sum equivalent to the rent reserved herein, and the Landlord may rent the premises of behalf of the Tenant, reserving the right to rent the premises for a longer period of time than fixed in the original lease without releasing the original Tenant from any liability, applying any moneys collected, first to the expense of resuming or obtaining possession, second to restoring the premises to a rentable condition, and then to the payment of the rent and all other charges due and to grow due to the Landlord, any surplus to be paid to the Tenant, who shall remain liable for any deficiency.

9th. Landlord may replace, at the expense of Tenant, any and all broken glass in and about the demised premises. Landlord may insure, and keep insured, all plate glass in the demised premises for and in the name of Landlord. Bills, for the premiums therefor shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from, and payable by

Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rental. Damage and injury to the said premises, caused by the carelessness, negligence or improper conduct on the part of the said Tenant or the Tenant's agents or employees shall be repaired as speedily as possible by the Tenant at the Tenant's own cost and expense.

10th. That the Tenant shall neither encumber nor obstruct the sidewalk in front of, entrance to, or halls and stairs of said premises, nor allow the same to be obstructed or encumbered in any manner.

11th. The Tenant shall neither place, or cause or allow to be placed, any sign or signs of any kind whatsoever at, in or about the entrance to said premises or any other part of same, except in or at such place or places as may be indicated by the Landlord and consented to by the Landlord in writing. And in case the Landlord or the Landlord's representatives shall deem it necessary to remove any such sign or signs in order to paint the said premises or the building wherein same is situated or make any other repairs, alterations or improvements in or upon said premises or building or any part thereof, the Landlord shall have the right to do so, providing the same be removed and replaced at the Landlord's expense, whenever the said repairs, alterations or improvements shall be completed. See (P) 38.

12th. That the Landlord is exempt from any and all liability for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building or from any damage or injury resulting or arising from any other cause or happening whatsoever unless said damage or injury be caused by or be due to the negligence of the Landlord.

13th. That if default be made in any of the covenants herein contained, then it shall be lawful for the said Landlord to re-enter the said premises, and the same to have again, re-possess and enjoy. See (P) 73.

14th. That this instrument shall not be a lien against said premises in respect to any mortgages that are now on or that hereafter may be placed against said premises, and that the recording of such mortgages shall have preference and precedence and be superior and prior in lien of this lease, irrespective of the date of recording and the Tenant agrees to execute without cost, any such instrument which may be deemed necessary or desirable to further effect the subordination of this lease to any such mortgage or mortgages, and a refusal to execute such instrument shall entitle the Landlord, or the Landlord's assigns and legal representatives to the option of cancelling this lease without incurring any expense or damage and the term hereby granted is expressly limited accordingly.

15th. The Tenant has this day deposited with the Landlord the sum of $ SEE RIDER (P) 29 as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of this lease upon the Tenant's part to be performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the term herein, provided the Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed. In the event of a bona fide sale, subject to this lease, the Landlord shall have the right to transfer the security to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord.

16th. That the security deposited under this lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.

17th. It is expressly understood and agreed that in case the demised premises shall be deserted or vacated, or if default be made in the payment of the rent or any part thereof as herein specified, or if, without the consent of the Landlord, the Tenant shall sell, assign, or mortgage this lease or if default be made in the performance of any of the covenants and agreements in this lease contained on the part of the Tenant to be kept and performed, or if the Tenant shall fail to comply with any of the statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Local Governments or of any and all their Departments and Bureaus, applicable to said premises, or if the Tenant shall file or there be filed against Tenant a petition in bankruptcy or arrangement, or Tenant be adjudicated a bankrupt or make an assignment for the benefit of creditors or take advantage of any insolvency act, the Landlord may, if the Landlord so elects, at any time thereafter terminate this lease and the term hereof, on giving to the Tenant five days' notice in writing of the Landlord's intention so to do, and this lease and the term hereof shall expire and come to an end on the date fixed in such notice as if the said date were the date originally fixed in this lease for the expiration hereof. Such notice may be given by mail to the Tenant addressed to the demised premises.

18th. Tenant shall pay to Landlord the rent or charge, which may, during the demised term, be assessed or imposed for the water used or consumed in or on the said premises, whether determined by meter or otherwise, as soon as and when the same may be assessed or imposed, and will also pay the expenses for the setting of a water meter in the said premises should the latter be required. Tenant shall pay Tenant's proportionate part of the sewer rent or charge imposed upon the building. All such rents or charges or expenses shall be paid as additional rent and shall be added to the next month's rent thereafter to become due.

19th. That the Tenant will not nor will the Tenant permit undertenants or other persons to do anything in said premises, or bring anything into said premises, or permit anything to be brought into said premises or to be kept therein, which will in any way increase the rate of fire insurance on said demised premises, nor use the demised premises or any part thereof, nor suffer or permit their use for any business or purpose which would cause an increase in the rate of fire insurance on said building, and the Tenant agrees to pay on demand any such increase.

20th. The failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein, shall not be deemed a waiver of any rights or remedies that the Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. This instrument may not be changed, modified, discharged or terminated orally.

21st. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of said lease. No part of any award shall belong to the Tenant.

22nd. If after default in payment of rent or violation of any other provision of this lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, expiration of lease, or prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the said Tenant and shall become the property of the Landlord.

23rd. In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the re-entry of the Landlord under the terms and covenants contained in this lease or by the ejectment of the Tenant by summary proceedings or otherwise, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant shall remain liable and shall pay in monthly payments the rent which accrues subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent reserved and the rent collected and received, if any, by the Landlord during the remainder of the unexpired term, such difference or deficiency between the rent herein reserved and the rent collected, if any, shall become due and payable in monthly payments during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained; and it is mutually agreed between Landlord and Tenant that the respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this lease, the Tenant's use or occupancy of said premises, and/or any claim of injury or damage.

24th. The Tenant waives all rights to redeem under any law of the State of New York.

25th. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

26th. No diminution or abatement of rent, or other compensation, shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its appliances, not for any space taken to comply with any law, ordinance or order of a governmental authority.
In respect to the various "services", if any, herein expressly or impliedly agreed to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service" when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such "service" or to some other cause, not gross negligence on the part of the Landlord. No such interruption or curtailment of any such "service" shall be deemed a constructive eviction. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any of such "services" during any period wherein the Tenant shall be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed.

27th. Landlord shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy or because a prior Tenant or any other person is wrongfully holding over or is in wrongful possession, or for any other reason. The rent shall not commence until possession is given or is available, but the term herein shall not be extended. See (P) 74.


                    SEE RIDER HERETO ANNEXED 28-74  SS  BS

  IN THE EVENT OF A CONFLICT BETWEEN THE PRINTED AND TYPEWRITTEN   PORTIONS OF
 THIS LEASE, THE TYPEWRITTEN RIDER, COMMENCING WITH   PARAGRAPH 28, THROUGH THE
 CONCLUSION THEREOF, SHALL BE DEEMED TO   CONTROL AND THE RIDER SUPERCEEDS THE
                            PRINTED PORTION HEREOF.

And the said Landlord doth covenant that the said Tenant on paying the said yearly rent, and performing the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the said demised premises for the term aforesaid, provided however, that this covenant shall be conditioned upon the retention of title to the premises by the Landlord.

AND IT IS MUTUALLY UNDERSTOOD AND AGREED that the covenants and agreements contained in the written lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

IN WITNESS WHEREOF, the parties have interchangeably set their hands and seals (or caused these presents to be signed by their proper corporate officers and caused their proper corporate seal to be hereto affixed) this 18th day of July, 1996.

  Signed, sealed and delivered              CHIGI REALTY CORPORATION
in the presence of                          By: /s/ Steven Wm. Schwartz
Joan C. Fitzsimons                          ---------------------------
                                            Steven Wm. Schwartz

                                            HI-TECH PHARMACAL CO., INC.
                                            By: /s/ Bernard Seltzer
                                            -----------------------------
                                            Bernard Seltzer, Pres.



                                RIDER TO LEASE

                         CHIGI REALTY CORP., LANDLORD
                                      TO
                      HI-TECH PHARMACAL CO., INC., TENANT

                        PREMISES 13 EDISON STREET EAST
                             AMITYVILLE, NEW YORK

28. This ia a NET lease. The base rent for the subject premises is the annual rental sums, payable monthly as follows:

     YEAR OF LEASE        ANNUAL RENT         MONTHLY RENT
           1              $ 157,500.00        $ 13,125.00
           2                164,000.00          13,666.66
           3                170,500.00          14,208.33
           4                177,500.00          14,791.66
           5                184,500.00          15,375.00
           6                192,000.00          16,000.00
           7(six months)    199,500.00          16,625.00

In addition to the provisions of this paragraph, the tenant shall pay, as additional rent, the other charges set forth herein in the following paragraphs:

          #  2  repairs
          # 30  liability insurance
          # 31  mechanic's lien bonding or removal
          # 35  additional obligations of tenant performed by landlord late charges
          # 36  any utilities chargeable to the landlord or for which the landlord shall ultimately be responsible to pay
          # 37 insurance coverage and service policy on building mechanicals # 40 fire insurance
          # 45  real estate taxes
          # 47  landscaping and snow removal
          # 50  indemnification and attorneys fees
          # 52  rent insurance
          # 53  late charges
          # 55  maintenance and repairs
          # 56  additional charges
          # 59  permits and worker's compensation insurance

29. The security posted hereunder (paragraphs 15 and 16) shall bear interest, which interest shall be deemed additional security belonging to the tenant but posted as security under and pursuant to this lease. The initial amount deposited into the security account shall be the sum of THIRTY THREE THOUSAND ($33,000.00) DOLLARS. Every two years there will be added to security an amount equal to fifty (50%) per cent the amount of tax increase the tenant is required to pay over the base taxes provided that the total increase the tenant is required to pay is in excess of five (5%) per cent of the base taxes.

30. The tenant agrees to provide and keep in full force and effect during the term of this lease, for the benefit of the landlord, general liability insurance in standard form protecting the landlord against any liability whatsoever occasioned by accident in or about the demised premises. The landlord shall be named as an additional insured thereunder and shall be protected against all liability occasioned by any occurrence insured against. Such policy or policies shall cover the leased premises and shall provide for at least thirty (30) days notice to the landlord before cancellation or non-renewal. A certification thereof shall be delivered to the landlord prior to the tenant taking possession of the premises. Said insurance policy(s) shall provide for a minimum coverage of TWO MILLION ($2,000,000.00) DOLLARS combined single limit (CSL) coverage for any one occurrence. In the event that any claim is made against the landlord, the policy required to be supplied by the tenant shall be deemed primarily liability insurance coverage for the landlord and the landlord's liability insurance policy shall be deemed secondary coverage. In the event the tenant fails to effect such insurance, or fails to maintain the same, the landlord may elect to obtain the same and add the cost thereof to the installment of rent for the month next ensuing and the amount thereof shall be deemed additional rent.

31. If any mechanic's lien or lien's are filed against the subject premises for work done by or at the request of the tenant or for materials furnished in connection therewith, the tenant shall, within forty-five (45) days after the filing of the said lien, and at the tenant's sole cost and expense, cause the same to be removed and discharged by payment, Court Order or Bond as is provided for by law. In the event the tenant fails to so cause the lien(s) to be discharged, the landlord may elect to cancel this lease and/or cause the said liens to be paid and the costs thereof, including all reasonable attorneys fees connected therewith, shall be deemed as additional rent for which the tenant shall immediately be responsible.

32. All annexations to the freehold made or installed in such a manner that their removal would cause injury to the freehold shall be the property of the landlord, at the option of the landlord, and may not be removed without the consent of the landlord, trade fixtures excepted. Trade fixtures shall be deemed the property of the tenant and may be removed by the tenant provided that all injury to the freehold resulting therefrom shall be repaired at the expense of the tenant. Should the tenant vacate the subject premises for any reason whatsoever, all property left in the subject premises shall, at the option of the landlord, be deemed abandoned by the said tenant and shall become the property of the landlord. No through the roof or through any outside wall construction shall be done without the advance written consent of the landlord.

33. There are no representations, warranties, terms or obligations other than those expressed in this agreement. No variation or modification of this lease shall be deemed valid unless signed by the party to be charged therewith. Any holding over by the tenant after the expiration of the term or any option herein or hereinafter granted in writing shall be unlawful and shall in no manner constitute a renewal or extension of this lease.

34. The landlord shall not be liable for any damage or injury to person or property arising out of any claimed defect to the premises unless written notice of any defect alleged to have caused such damage or injury shall have been given to the landlord at least thirty (30) days before such occurrence to enable the landlord to have sufficient and reasonable time to correct such defect. Nothing herein contained shall be deemed to impose upon the landlord any additional obligations or any obligation to make repairs. The tenant waives the right to interpose any counterclaims as against the landlord in any landlord tenant proceeding seeking to recover rent, but rather reserves the same to a plenary action therefor unless compliance with the provisions of paragraph 67 hereof is accomplished.

35. It is mutually covenanted and agreed that in the event the landlord shall be required or shall reasonably pay or be compelled to pay any sum of money, or shall reasonably perform any act or be compelled to perform any act, which act shall require the payment of any sum of money by reason of the failure of the tenant to perform any one or more of the covenants herein contained, such sum, after ten (10) days notice to the tenant, in writing, shall be added to the installment of rent for the next month and shall be deemed as additional rent.

36. The tenant agrees at its own cost and expense to pay for all electricity, gas, water, fuel, all utilities and services used and consumed by it, and to keep the demised premises, including the parking area, in a neat and orderly fashion and to provide for garbage and debris removal, it being the understanding and intention of the parties hereto that the tenant hires the premises and the landlord rents the premises to the tenant without any service of any kind whatsoever. The foregoing shall include the requirement of the tenant to post whatever deposit may be required by the appropriate utility company or to reimburse the landlord for any deposit so made. In the event that the premises has a separate septic tank or cesspool, the tenant shall maintain, repair or replace the same at tenant's own cost and expense. The landlord will repair pot holes that exist in the parking lot at the commencement of this lease and check and clean, if necessary, dry wells. The landlord will also paint over graffiti on the walls of the premises. The tenant shall thereafter be responsible to maintain the parking lot, repair pot holes, if any, as they occur, maintain dry wells and keep the building free of graffiti.

37.  a.   There are certain air conditioning units in the premises.  The tenant shall accept them in an "as is" condition. At the commencement of occupancy of the premises the parties shall jointly inspect the premises and make a schedule of those units which are in working condition and those units that are not in working condition. With respect to those units that are in working condition, as well as with respect to any units that the tenant repairs, makes operable, replaces or adds to the premises, and in addition thereto, with respect to oil and gas heat, the tenant agrees to provide and to keep in full force and effect during the term of this lease, for the benefit of the landlord, insurance coverage and maintenance contract(s) on the heating units, air conditioning units, boilers and any and all equipment operated by the tenant in the subject premises protecting the landlord against any damages incurred by accident or malfunction of said heating units, air conditioning units, boilers or equipment in or about the demised premises and to insure repair thereof. A certification thereof shall be delivered to the landlord, naming the landlord as an additional insured, shall remain in full force and effect during the term of this lease, and shall provide for at least thirty (30) days notice to the landlord in advance of any cancellation or non-renewal. In the event the tenant fails to effect such insurance, or fails to maintain the same, the landlord may elect to obtain the same and add the cost thereof to the installment of rent for the month next ensuing and the amount thereof shall be deemed additional rent.

     b. In lieu of maintaining insurance or service contracts as above set forth, the tenant may maintain those units with its own properly experienced and trained staff.

     c. If the tenant desires to remove any hanging oil fired heating units and not replace them, the tenant shall be permitted to do so upon obtaining, in advance, the written consent of the landlord.

38. The tenant may, with the advance consent of the landlord, after tenant submits plans and specifications therefore, and which consent will not be unreasonably withheld, make leasehold improvements and install or erect a sign or signs on the demised premises and to affix the same thereto, provided the tenant shall first obtain whatever municipal approvals and/or permits may be required therefor. Said municipal approval(s), if required, shall be obtained by the tenant at the tenant's own cost and expense.

39. Notwithstanding anything herein contained to the contrary, the landlord's consent to the tenant either assigning or sub-letting either all of the demised premises or any part thereof, shall not be unreasonably withheld; however, the following conditions for any requested consent shall be deemed to apply in addition to whatever other reasonable requests may be made by the landlord:

     a. Any such assignment or sublease shall be limited to the use for which the tenant has actually conducted its business during the expired portion of the lease;
     b. Each assignment or sub-lease shall be in writing and shall contain an agreement whereby the assignee or sub-tenant shall assume all of the obligations of the tenant to the landlord;
     c. No assignment or sub-lease shall be valid unless at the time of the making thereof all of the tenant's obligations to the landlord are current;
     d. Said agreement, executed by the assignor or tenant-lessee, with the assumption of the assignee or under-tenant shall be deposited with the landlord within five (5) days of the making of such assignment or sub-lease;
     e. Any such assignment or sub-lease shall specifically set forth what portion, if any, of the security deposit made by the tenant is assigned to the credit of the assignee or sub-tenant;
     f. Any assignment or sublease shall in no part release the original tenant or any subsequent assignee or under-tenant from any obligations to the landlord;
     g. One month's additional rent shall be posted with the landlord upon the making of the first such assignment or sub-lease hereunder and such security shall be held by the landlord pursuant to the terms of paragraphs 15, 16 and 29 hereof. There shall be no further requirement for the posting of additional security upon the making of any further assignments or sub-lease agreements.

     h. All assignments or sub-lease agreements shall be made in accordance with the terms hereof;

     i.  Sub-Paragraph intentionally omitted; numbering preserved.

     j. No assignment of this lease shall be considered by the landlord unless the assignor tenders to the landlord, with the proposed assignment, payment for the landlord's legal fee attendant to review and advice concerning the same, which fee shall be fixed by the landlord's attorney and shall be based upon the amount of time said attorney is required to devote to the same.

     k. Excluded from this restriction against assignment or sublease without the landlord's consent and the landlord's right to receive any increased rent is any assignment, sublease or license agreement between the tenant and a subsidiary thereof wherein the tenant owns at least a fifty-one (51%) stock interest of said firm. In such event the provisions of sub-paragraph shall not apply (additional security).

     l. In the event the tenant assigns or sub-lets more than forty (40%) per cent of the premises to other than a subsidiary as is set forth in paragraph (k) immediately preceding, then and in that event the landlord shall be entitled to receive, as additional rent, fifty (50%) percent of any rent charged by the tenant in excess of the rent reserved herein.

     m. Neither landlord nor tenant may lease, assign the use of or sub-let the parking lot.

40. The tenant shall be responsible for fire insurance on the building, insuring the landlord therefore. However, the landlord shall obtain same and the tenant shall reimburse the landlord therefor, as additional rent, within 30 days after receiving a bill therefor. The obligation of the tenant to pay the same shall be deemed additional rent.

41. The tenant shall store no more than one (1) gallon of flammable liquid or material on the subject premises at any time. In the event that such materials are on the subject premises at any time, same shall be securely stored in a suitable U.L. approved container which shall, in turn, be kept at all times in a suitable, closed, metal U.L. approved cabinet. At such time as said flammable liquid or material is in use, only so much thereof as is necessary for immediate use shall be removed from said container. In the event the tenant reasonably requires a larger amount of flammable liquid or material for its operations, same shall be allowed provided same is stored as is above set forth, and further providing the same does not preclude maintenance of fire insurance on the subject premises. The tenant must give advance notice to the landlord prior to storing such additional materials on the premises. The provisions of this paragraph shall not apply to finished products unless the same are labeled as flammable, combustible or so rated by the building department or landlord's insurance carrier.

42. Any and all rags or similar material not in use shall be stored in a fireproof metal container which shall be covered at all times.

43. All garbage and debris shall be removed from the interior of the premises at the close of business at the end of each day and placed in containers approved by the landlord and appropriated municipal agencies.

44. Any violation by the tenant of the lease provisions contained in paragraphs 41, 42, or 43 hereof, shall, in addition to any other remedy afforded to the landlord herein, result in paragraph 51 hereof (waiver the right subrogation) being inapplicable to the subrogation right(s) of the landlord or the landlord's fire or other insurance carrier.

45. The tenant shall pay as additional rent during each year of the term herein, and pro rata for the first and last years of the term and any option periods herein, that portion of the real estate taxes and/or all assessments of whatsoever kind and nature levied against the demised premises in excess of those taxes hereinafter defined as the base tax. Said assessments shall include any and all municipal assessments and charges of every and any kind, including but not limited to currently or subsequently imposed charges or fees for municipal pollutant discharge elimination system programs, garbage assessments, rent taxes and additional fees and charges of any kind. The tenant shall pay said increase within thirty (30) days of the presentation of a bill therefore by the landlord together with copies of the tax bills or assessment notice evidencing the requested payment and tax increase. Said obligation of the tenant shall be deemed as additional rent for the month next ensuing and the failure to pay the same shall give to the landlord all remedies of a landlord as may be provided for by law for the non-payment of rent. The basic tax shall be those taxes levied against the demised premises for the 1996 Town of Babylon tax ($50,557.91 less sewer arrears of $389.04, for a net of $50,168.87) and the 1995/96 Incorporated Village of Amityville tax ($16,579.36). For purposes of further clarification, the tenant shall be responsible for garbage collection charges and sewer tax, whether the same are included in the real estate tax bills, or billed separately, or both.

46. The parties acknowledge that Island Realty through Mort Glick, d/b/a Townsend Consultants, Inc., is the sole broker that brought about this leasing agreement and that the landlord shall pay the commission therefore pursuant to separate agreement.

47. In the event the premises has landscaping, tenant shall maintain the same at its own cost and expense. Tenant shall be responsible for its own snow removal. In the event tenant does not pay the same, the charge therefore shall be deemed additional rent.

48. In the event the premises has a driveway or a provision for the parking of vehicles, the tenant shall have the right to park its vehicles only in areas reasonably designated by the landlord. The tenant shall not permit any vehicle belonging to the tenant or its employees to obstruct driveways or access to and in or about the subject or adjoining premises. No fence or gate may be installed on the premises without the mutual consent of the landlord and the tenant. Each of the parties hereto agree not to unreasonably withhold consent to the installation of a fence and/or gate(s) provided the same does not limit the ingress and egress of the other's property or to the adjacent property which is owned by Time Construction Corp.

49. The tenant is hereby granted an option to purchase the subject premises. The following terms and conditions apply to this option:

     a. The tenant may give notice to the landlord of its exercise of this option at any time prior to the commencement of the last twelve months of this lease.

     b. The notice to exercise said option shall be given in writing, either personally delivered to the landlord and obtaining a receipt therefore, or by certified mail, return receipt requested.
     c. In the event of the exercise of the option,
          i.   The purchase price shall be $1,300,000.00;
          ii. The closing shall not take place prior to the end of the term of the lease, which is January 31, 2003, and if it takes place thereafter, and while the closing arrangements are pending, the tenant shall be deemed a holdover tenant subject to the requirement to pay rent at the same rate as was due for the prior month for a period of two months, and thereafter, should title not close through no fault of the landlord, rent shall continue at a rate of 25% over the rent due for the prior month plus all additional rent required to be paid herein.

            iii. At the time of the exercise of the option the tenant shall deposit with the tenant's attorney, to be held in escrow, a 5% down payment, to wit, the sum of $65,000.00, and shall deposit an additional 5%, to wit, the additional sum of $65,000.00 five months thereafter. A contract shall be promptly drawn by the seller and negotiations as to the terms thereof immediately take place, it being within the contemplation of the parties that the contract shall be finalized within two (2) months after the exercise of the option, and contain a closing scheduled as soon as possible thereafter, within, however, the time restraints contained in sub-paragraph (ii) above.

             iv. The attorney for the seller shall place the down payment installments thus made in an interest bearing escrow account (Client's Cash Management Account). In the event title closes pursuant to the contract, or the down payment is otherwise payable to the purchaser, the purchaser shall be given a credit for all interest earned on said account. In the event the purchaser defaults on said contract, the interest earned on the down payment shall be deemed part of the down payment and the interest shall follow the down payment.

              v. In the event of such sale the tenant herein and Time Construction Corp., the adjoining owner, shall negotiate in good faith for an appropriate sewer and ingress and egress easement.

          50. In the event the tenant fails to comply with each and every term, covenant and condition of this lease or does anything whatsoever require the landlord to take legal action, either by way of commencing or defending any type of action or proceeding, repair or re-rent the premises, then the tenant hereby agrees to pay all of the reasonable charges, costs and expenses therefore plus reasonable attorneys fees. In addition, the tenant shall indemnify and save and hold the landlord harmless of and from any and all liability, demands, claims, damages and expenses, including but not limited to attorneys fees resulting therefrom. In the event the landlord has any other claim other than a claim for money damages, the attorneys fees for which the tenant shall be responsible shall be deemed reasonable attorneys fees and shall be such as are awarded by the Court to which the action is brought. Attorneys fees, costs and expenses set forth herein shall be deemed additional rent and shall be collectable as such. Anything contained elsewhere in this lease to the contrary notwithstanding, if Tenant fails to make any rent payment in full when it is due, and the full amount owed is not paid within three (3) days after the due date, the Landlord may serve a written demand therefor, and then, and in such event, if the default of the tenant is not cured within thirty (30) days after such notice, all installments of fixed rent for the entire balance of the term of this lease shall become due and payable immediately without further notice. Subject to Paragraph 53. SS BS

          51. Except as is provided for in paragraphs 41 through 44 inclusive hereof, each of the parties hereto covenants and agrees with the other that any claim for damages arising out of fire or explosion and/or related perils caused by the negligence of the other party shall not be assignable nor the subject of an action in subrogation by any third party or by either party hereto. Each of the parties hereto further agrees that the payment to them of any such claims by any insurance company or companies shall constitute a release of the other party from any claim or claims arising out of fire, explosion and/or related perils to the extent of such payment. This provision, however, shall be inoperative in the event the insurance policy of either the landlord or the tenant, or both, are violated and unenforceable by the insured as a result hereof.

          52. The tenant shall be responsible, as additional rent to the landlord, for rent insurance premiums for the premises demised herein. Said additional rent shall be due and payable within thirty (30) days of the landlord presenting bill to the tenant therefore.

          53. In the event that any payment due to the landlord under any provision of this lease shall not be received by the landlord within ten (10) days after the same shall become due, the landlord shall be entitled to, as additional rent, the sum of five ($.05) cents on each dollar or part thereof which shall be due, which additional charge shall be for the purpose of defraying the landlord's expense incidental to the handling of such delinquent sums. This imposition of this charge shall be an optional non-exclusive remedy to the landlord.

          54. The parties hereto acknowledge that their respective attorneys, presently retained or retained in the future, are agents in fact for their respective clients, and any notice required to be given herein by one of the parties to the other including a petition for dispossess or notice of option exercise, if any option be contained herein, may be given by the attorney for the party under the obligation to give such notice. Nothing herein contained, however, shall be deemed to appoint, any attorney as agent for the purpose of the receipt of any such notice.

          55. The tenant shall be responsible for the total cost and expense to operate and maintain the premises, including, without limitation, all repairs to the subject premises gardening, landscaping, cost of public liability insurance, increase in real estate taxes, assessments, repairs, parking lot maintenance, lighting, line painting, septic tank or cesspool maintenance and/or replacement, sewer connection, parking lot drainage, dry wells, sanitary control, removal of snow, trash, rubbish, debris, garbage and other refuse removal. The landlord shall have the right to inspect the premises, from time to time, upon reasonable notice to the tenant and during normal business hours, to ascertain if the subject premises is being properly maintained. In the event the tenant fails to properly maintain the same or perform any of the obligations of the tenant to be performed, the landlord shall have the option to remediate the situation. In the event that the landlord pays to remediate same, the cost thereof shall be additional rent which shall be paid to the landlord within thirty (30) days of the landlord presenting to the tenant an itemized bill therefore.

          56. a. The tenant represents that the tenant shall not at any time dispose of noxious or toxic substances or waste, if any of this type of material be on the premises at any time, through the sanitary disposal system of the premises, be it cesspool, septic tank or sewer or through any public or private sawer or disposal system on or adjoining premises. In the event that any noxious or toxic substances are used stored, created or otherwise obtained and/or maintained by the tenant, including heating oil, same shall be at all times handled in a safe and proper manner and in accordance with all municipal and governmental standards. At such time as the tenant vacates the premises, be it at conclusion or termination of this lease or otherwise, the premises shall be left in a vacant and broom clean condition with no noxious or toxic substances in or about the premises. The tenant does agree to indemnify and hold harmless the landlord from any and all damages that may result from the breach of this lease provision, including but not limited to clean up and repair or replacement of the premises, elimination of any noxious or toxic substances and purification of the premises, carting and disposal of such substances, reasonable attorneys fees, loss of rental due to any dangerous condition thereby created and any and all losses stemming therefrom, the foregoing list being intended to be illustrative only and not in limitation of the provisions hereof, but only to extent that a public or municipal agency, such as the E.P.A. or D.E.C. could require in such circumstances. The aforesaid indemnification likewise be applicable to indemnify and hold harmless the landlord from any third party claim made against the landlord which arises from tenants activities, actions and operations.

          b. In the event the tenant violates the terms of the sub-paragraph immediately preceding, and causes or permits such materials to be placed upon the property, then and in that event, if the tenant cleans up and remediates the problem and posts additional security in the amount of one hundred twenty five (125%) per cent of the clean up and cure costs or to post an equivalent bond with the landlord, in which event the occupancy of the tenant shall continue for the balance of the lease term.

          c. The landlord represents that it is not aware of any contamination or oil spills or toxic waste at the subject premises. That landlord shall obtain, at its own cost and expense, a Phase I report on the subject premises and deliver same to the tenant prior to the tenant, taking occupancy of the premises. In the event that the Phase I shows condition requiring remediation by the landlord, the landlord shall commence remediation within a reasonable time, Non-Friable asbestos tile excluded from the operation of this paragraph. In the event that the landlord shall not commence remediation within a reasonable time, or in the event that remediation is commenced and the same substantially interferes with the tenant's use, occupancy and operations within the premises, then and in that event the tenant may cancel this lease. For purposes of this paragraph, substantial is defined as twenty five per cent (25%) or more of the premises available to the tenant for a period of forty five (45) days or more.

          57. If, during the term of this lease or tenant's occupancy of the demised premises landlord or any predecessor in title to the premises, which the demised premises are a part is required to undertake the removal, clean-up, neutralization or any other affirmative act with respect to the presence or suspected presence at, on or under said presence of hazardous, toxic or dangerous materials or substances, whether of the landlord's own choice or as the result of a directive or order from any governmental authority or court having jurisdiction, resulting from other than the tenant's actions, the tenant specifically acknowledges and agrees that any such action shall not be a breach of the covenant of quiet enjoyment of the premises and further, the tenant shall be entitled to any diminution abatement of rent in such event notwithstanding any other provisions of this lease to the contrary. Tenant further agrees to cooperate fully with the landlord in connection with any such actions. The cost of such removal shall be borne by landlord except as otherwise herein set forth.

          58.  Paragraph intentionally omitted; numbering preserved.

          59. Tenant shall, at its own cost and expense, obtain the necessary permits, certificates of occupancy and/or certificates of completion for any and all improvements made to the subject premises by the tenant, in the event such are required by the appropriate municipal authorities. The landlord shall not unreasonably withhold consent to the execution of any documents necessary therefor. Prior to the commencement of any such improvement the tenant shall furnish to the landlord the contractor's certificate of Worker's Compensation Insurance and general liability insurance in the amount of at least $1,000,000.00 naming the landlord as an additional insured. In the event the tenant fails to comply herewith, the landlord may do so at the expense of the tenant, which expense shall include any and all insurance premiums costs to legalize the said addition(s) and the landlord's attorneys fees, all of the foregoing being deemed as additional rent hereunder.

          60. Tenant shall look only to landlord's estate and property in the land and building (or the proceeds thereof) leased herein for the satisfaction of the tenant's remedies for the collection of a judgment or other judicial process requiring the payment of money by the landlord in the event of any default by the landlord hereunder, and no other property or assets of the landlord or it's partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of tenant's remedies under or with respect to this lease, the relationship of the landlord and tenant hereunder or tenants use or occupancy of the premises.

          61. The tenant does hereby agree that it will at any time, and time to time, upon ten (10) days notice by the landlord, execute, acknowledge and deliver to the landlord a statement in writing certifying that the lease or the lease as modified, as the case may be, represents the entire agreement between the parties, further certifying that no rent has been paid in advance, and further, whether there are any existing defenses or offsets which the tenant has against the enforcement of the lease by the landlord. The failure of the tenant to so comply with the foregoing shall be construed as authorizing the landlord, as attorney-in-fact for the tenant, to execute such agreement and shall likewise be a default hereunder.

          62. If the tenant shall holdover after the end of the term, such holding over shall be unlawful and in no manner constitute a renewal or an extension of the lease, and no notice of any kind shall be required prior to the commencement of summary proceedings, and tenant hereby waives any such right. However, during such time tenant shall abide by all the obligations of this lease including payment of rent at a monthly rate equal to one and one half times the amount during the final month of occupancy before the end of the expired term, plus any escalations or additional rent provided for herein. However, if as a result of negotiations a new lease or a lease extension is executed within sixty (60) days after the expiration of the term of this lease, the new negotiated rent shall be retroactive to the commencement of the new lease term.

          63. It is understood and agreed by and between the parties hereto that in the event the landlord makes application to a bank, insurance company or lending institution for a mortgage loan, any financial statements of the tenant, prepared by a Certified Public Accountant, are required by said lending institution, then in that event tenant hereby agrees to promptly furnish the same to the landlord upon landlord request.

          64. It is understood and agreed that the mailing and/or furnishing, and delivery of this agreement does not constitute an offer and shall not have any validity or be binding upon any party whatsoever until each party shall execute said lease agreement and a fully executed copy delivered to each party.

          65. The landlord makes no representation as to the permitted uses allowed by the appropriate municipal agencies and further makes no representation as to zoning or other municipal regulations applicable to the use of the demises premises.

          66. If, after the landlord shall have made a payment of the real estate tax pass through, said landlord shall receive a refund of portion of the real estate taxes payable for any comparative year after the base tax year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, the landlord shall within thirty (30) days after receiving the refund, pay to tenant that percentage of the refund due the tenant, less that percentage of expenses (including attorneys' and appraisers' fees) incurred by the landlord in connection with any such application or proceeding. If prior to the payment of taxes for any comparative year the landlord shall have obtained a reduction of that comparative year's assessed valuation of the premises and therefore of said taxes, then the term "real estate taxes" for that comparative year shall be deemed to include the amount of landlord's expenses in obtaining such reduction in assessed valuation including attorneys' and appraisers' fees. The landlord shall document the figures and items effecting said adjustment.

          67. The landlord and the tenant do hereby mutually agree to waive a trial by jury in any action or proceeding brought by either as against the other with regard to any matters arising out of or in any way connected with this lease, the relationship of landlord and tenant and the tenant's use of the demised premises. The tenant further agrees that in the event an action or proceeding is commenced by the landlord for the recovery of basic rent or additional rent hereunder, the said tenant shall not interpose any counterclaim, seek any set off or seek to, consolidate the landlord's action or proceeding against the tenant with any other action or proceeding involving the tenant unless the tenant posts a bond or escrow with an escrowee reasonably satisfactory to the landlord to cover all rent and additional rent herein, as it accrues during the course of the litigation.

          68. Tenant acknowledges that it has inspected the premises, knows the condition thereof and accepts the premises "AS IS", except that the premises shall be delivered to the tenant vacant and broom clean.

          69. At the conclusion of this lease, should the tenant not purchase the same, the tenant shall furnish to the landlord a Phase I environmental assessment of the subject premises and in the event that any contamination is revealed, the tenant shall remediate the same at the cost and expense of the tenant. In the event any contamination caused by the tenant or suffered upon the property during tenant's occupancy has to be remediated by the tenant, rent shall accrue and be due and payable monthly, at a rate of one hundred fifty (150%) percent of the prior month's rent after forty five (45) days should the same not be remediated by that time, plus all pro rata additional real estate taxes (above the base) and insurance, and all losses sustained by the landlord due to its inability to re-rent the subject premises.

          70. At the time the tenant surrenders the subject premises to the landlord, should the tenant not exercise its option to purchase the same, the premises shall be delivered vacant and broom clean, with all mechanicals in working order, subject, however, to the provisions contained in paragraph 37 hereof.

          71. The tenant shall have the right of first refusal with respect to the purchase of the subject premises. The Landlord shall serve either personally or by certified mail, return receipt requested, upon the Tenant a copy of any offer that the Landlord receives for the subject premises, which offer shall contain the material terms of said offer. The Tenant shall have ten
(10) business days thereafter to advise the Landlord, in writing, by personal delivery or by certified mail, return receipt requested, that the Tenant elects to meet said offer and purchase the property upon the same terms and conditions. In the event the Tenant elects to purchase the same a contract shall be promptly drawn and executed. In the event the Tenant does not accept said terms, the Landlord is free to sell the premises to the original offeror, subject, however, to the terms and conditions contained in this lease. Any new or additional offers shall be subject to the same Tenant's right of first refusal.

          72. In amplification of paragraph 5 of the printed lease, in the event the landlord and tenant do not agree as to the premises being usable, the building department shall be requested to make an inspection thereof and their determination as to safety and usability shall be binding upon the parties.

          73. In the event the landlord intends to exercise its rights pursuant to paragraph 13 of the printed lease, the landlord shall give the tenant twenty four (24) hours advance notice by fax or forty eight (48) hours advance notice by certified mail of landlords intention to so act.

          74. In amplification of paragraph 27 of the printed lease, rent will commence and be charged and due pro rata from the date occupancy is available for the tenant and the portion of the building that available for occupancy.
The landlord represents that the tenant shall have at least twenty (20%) percent occupancy of the subject premises on or before August 23, 1996 and full occupancy within sixty (60) days from the date the final signature is placed upon this lease. SS BS

                                   AGREEMENT

                            RIGHT OF FIRST REFUSAL

     WHEREAS, CHIGI REALTY CORP., as landlord, has leased premises 13 Edison Street East, Amityville, New York to HI-TECH PHARMACAL CO., INC. (hereinafter referred to as H-T), as tenant, and

     WHEREAS, the tenant is interested in the possibility of acquiring additional space in the area pursuant to lease or purchase, and

     WHEREAS, a corporation related to CHIGI REALTY CORP., to wit, TIME CONSTRUCTION CORP. (hereinafter referred to as TCC), P.O. Box 752, Amityville, New York owns premises known as 10 Marconi Blvd., Copaigue, New York 11725,

     NOW, and in consideration of the mutual promises and agreements herein contained, it is agreed as follows:

     1. TCC does hereby grant to H-T the right of first refusal to rent the subject premises, 10 Marconi Blvd., Copaigue, New York, or any part thereof that becomes vacant should the same become available between the date of execution hereof and January 31, 2003. In the event the same becomes available TCC shall give notice thereof to H-T by certified mail, return receipt requested. In the event that H-T wishes to avail itself of the option to rent said premises, or the vacant portion thereof, it shall notify TCC within five (5) business days of its intent to so rent the premises, said notification to be by certified mail, return receipt requested, in which event the terms of the lease to be executed will be on all of the same terms and conditions set forth in the lease between CHIGI REALTY CORP. and H-T, modified because of sizes and taxes etc. including the same tax base, other items specified therein as additional rent and rental at the same square foot rate. In the event that TCC does not have another bona fide rental offer for the said premises or vacant part thereof, H-T shall have ten (10) business days to respond instead of the five (5) days above set forth.

     2. TCC does hereby grant to H-T the right of first refusal to purchase the subject premises, 10 Marconi Blvd., Copaigue, New York between the date of the execution hereon and January 31, 2003, upon the following terms and conditions. In the event TCC obtains an offer for the subject premises the material terms thereof shall be furnished to H-T by certified mail, return receipt requested. H-T shall have five (5) business days to accept said offer, in which event the parties shall promptly enter into a contract of sale containing all of the material terms of the said offer. However, and notwithstanding any other provision of the offer or contract, in addition to the price to be paid for the property as set forth in the offer, H-T shall pay any and all brokerage commissions that TCC may be obligated to pay to the broker(s) who brought about the third party offer to purchase the premises.

     3. None of the rights herein contained shall apply to the said premises in the event that CHIGI REALTY CORP., TCC, any stockholder of either corporation or any corporation related to any of the foregoing, use, lease or purchase the subject premises.

Dated:    July 18, 1996

TIME CONSTRUCTION CORP.            HI-TECH PHARMACAL CO., INC.,
By: /s/ Steven Wm. Schwartz        By: /s/ Bernard Seltzer
   ------------------------           --------------------------
Steven Wm. Schwartz,                  President
President